Exhibit 99.1

For more information:	Investor Relations:
Jeremy Anderson Sr Director, Finance & Investor Relations EFI 650-357-3500	JoAnn Horne Market Street Partners 415-445-3235

EFI Reports Record Revenue for Fourth Quarter and Full Year 2014

•	Q4 2014 Revenue of $211 Million; $790 Million for the Full Year

•	Non-GAAP EPS of $0.52 for Q4 2014; $1.80 for the Full Year, up 14%

•	Q4 2014 Operating Cash Flow up 13% to $36M

Fremont, Calif. — January 29, 2015 — Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced its results for the fourth quarter and full year of 2014.

For the quarter ended December 31, 2014, the Company reported record revenue of $211.1 million, up 7% compared to fourth quarter 2013 revenue of $197.2 million. Non-GAAP net income was $25.1 million or $0.52 per diluted share, which included an unfavorable non-operational currency impact of $0.02 per share, compared to non-GAAP net income of $23.8 million or $0.49 per diluted share for the same period in 2013, which included a favorable non-operational currency impact of $0.01 per share. GAAP net income was $11.9 million or $0.25 per diluted share, compared to $75.2 million or $1.54 per diluted share for the same period in 2013.

For the twelve months ended December 31, 2014, the Company reported record revenue of $790.4 million, up 9% year-over-year compared to $727.7 million for the same period in 2013. Non-GAAP net income was $87.1 million or $1.80 per diluted share, which included an unfavorable non-operational currency impact of $0.11 per share, compared to non-GAAP net income of $76.6 million or $1.58 per diluted share for the same period in 2013. GAAP net income was $33.7 million or $0.70 per diluted share, compared to $109.1 million or $2.26 per diluted share for the same period in 2013.

“Solid fourth quarter results wrapped-up another terrific year for the EFI team, delivering 9% revenue growth and a 14% increase in EPS, despite the significant negative impact of foreign exchange in the second half of the year,” said Guy Gecht, CEO of EFI. “Our ongoing focus on innovation across our entire product line-up is helping our customers around the globe win new business and boost profitability. We are getting increasingly confident in delivering on our $1 billion revenue target for 2016 while hitting the higher end of our profitability range.”

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About EFI

EFI™ (www.efi.com) is a worldwide provider of products, technology, and services leading the transformation of analog to digital imaging. Based in Silicon Valley with offices around the globe, the company’s powerful integrated product portfolio includes digital front-end servers; superwide, wide-format, label, and ceramic inkjet presses and inks; production workflow, web-to-print, and business automation software; and office, enterprise, and mobile cloud solutions. These products allow users to produce, communicate and share information in an easy and effective way, and enable businesses to increase their profits, productivity, and efficiency.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “consider”, “continue”, “estimate”, “expect”, “look”, and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding EFI’s strategy, plans, expectations regarding its revenue growth, product portfolio, productivity, future opportunities for EFI and its customers, demand for products, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, unforeseen expenses; the difficulty of aligning expense levels with revenue; management’s ability to forecast revenues, expenses and earnings; any world-wide financial and economic difficulties and downturns; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; the unpredictability of development schedules and commercialization of products by the leading printer manufacturers and declines or delays in demand for our related products; changes in the mix of products sold; the uncertainty of market acceptance of new product introductions; intense competition in each of our businesses, including competition from products developed by EFI’s customers; challenge of managing asset levels, including inventory and variations in inventory levels; the uncertainty of continued success in technological advances; the challenges of obtaining timely, efficient and quality product manufacturing and supply of components; litigation involving intellectual property rights or other related matters; our ability to successfully integrate acquired businesses; the uncertainty regarding the amount and timing of future share repurchases by EFI and the origin of funds used for such repurchases; the market prices of EFI’s common stock prior to, during and after the share repurchases; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Risk Factors” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses and gains. A reconciliation of the adjustments to GAAP results for the three months and year ended December 31, 2014 and 2013 is provided below. In addition, an explanation of how management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under “About our Non-GAAP Net Income and Adjustments” after the tables below.

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent, or non-recurring.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenue	$211,100	$197,213	$790,427	$727,693
Cost of revenue	96,908	91,103	360,690	332,527

Gross profit	114,192	106,110	429,737	395,166
Operating expenses:
Research and development	34,169	32,944	134,732	128,124
Sales and marketing	39,481	35,450	147,383	137,583
General and administrative	16,959	10,246	66,932	47,755
Amortization of identified intangibles	5,407	4,798	20,673	19,438
Restructuring and other	916	737	6,578	4,834
Gain on sale of building and land	—	(117,562)	—	(117,216)

Total operating expenses (gains)	96,932	(33,387)	376,298	220,518

Income from operations	17,260	139,497	53,439	174,648
Interest expense	(4,152)	(338)	(5,859)	(2,306)
Interest income and other income (expense), net	(845)	946	(5,493)	796

Income before income taxes	12,263	140,105	42,087	173,138
Provision for income taxes	(348)	(64,924)	(8,373)	(64,031)

Net income	$11,915	$75,181	$33,714	$109,107

Diluted EPS calculation
Net income	$11,915	$75,181	$33,714	$109,107

Net income per diluted common share	$0.25	$1.54	$0.70	$2.26

Shares used in diluted per share calculation	48,118	48,774	48,406	48,359

Electronics For Imaging, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net income	$11,915	$75,181	$33,714	$109,107

Amortization of identified intangibles	5,407	4,798	20,673	19,438
Stock based compensation — Cost of revenue	668	482	2,562	1,817
Stock based compensation — Research and development	2,336	2,044	8,818	7,568
Stock based compensation — Sales and marketing	3,001	1,362	7,070	4,500
Stock based compensation — General and administrative	4,905	3,174	17,611	11,885
Restructuring and other	916	737	6,578	4,834
Gain on sale of building and land	—	(117,562)	—	(117,216)
General and administrative:
Acquisition-related transaction costs	275	597	1,501	1,433
Change in fair value of contingent consideration	(1,590)	(5,340)	(3,810)	(5,743)
Litigation settlements	—	202	897	(3,075)
Sublease income related to our deferred property sale	—	(341)	—	(3,080)
Depreciation expense related to our deferred property sale	—	137	—	1,367
Interest income and other income (expense), net
Interest expense related to our deferred property sale	—	52	—	1,851
Non-cash interest expense related to our convertible notes	2,832	—	3,497	—
Gain on sale of minority investment in a privately-held company	—	(75)	—	(75)

Tax effect of non-GAAP adjustments	(5,545)	58,395	(12,051)	42,017

Non-GAAP net income	$25,120	$23,843	$87,060	$76,628

Non-GAAP net income per diluted common share	$0.52	$0.49	$1.80	$1.58

Shares used in diluted per share calculation	48,118	48,774	48,406	48,359

Electronics For Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,
	2014	2013
Assets
Cash and cash equivalents	$298,133	$177,084
Short-term investments	318,599	177,957
Accounts receivable, net	155,421	130,717
Inventories	72,132	68,345
Other current assets	34,422	46,461

Total current assets	878,707	600,564
Property and equipment, net	86,197	84,829
Goodwill	245,443	233,203
Intangible assets, net	62,571	68,722
Other assets	31,642	39,066

Total assets	$1,304,560	$1,026,384

Liabilities & Stockholders’ equity
Accounts payable	$86,940	$75,132
Accrued and other liabilities	105,110	121,084
Income taxes payable	1,759	4,654

Total current liabilities	193,809	200,870
Convertible senior notes, net	284,818	—
Imputed financing obligation	12,472	11,500
Contingent and other liabilities	5,440	6,815
Deferred tax liabilities	3,820	6,738
Long term taxes payable	15,512	33,011

Total liabilities	515,871	258,934
Total stockholders’ equity	788,689	767,450

Total liabilities and stockholders’ equity	$1,304,560	$1,026,384

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended December 31,
	2014	2013
Cash flows from operating activities:
Net income	$33,714	$109,107
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,099	28,830
Deferred taxes	(5,836)	53,846
Tax benefit from employee stock plans	8,491	6,867
Excess tax benefit from stock-based compensation	(9,789)	(7,024)
Stock-based compensation	36,061	25,770
Provisions for inventory obsolescence	6,300	4,508
Provisions for bad debts and sales-related allowances	7,408	9,595
Contingent consideration payments related to businesses acquired	(3,428)	(1,563)
Non-cash accretion of interest expense on convertible notes and imputed financing obligation	4,433	271
Gain on sale of building and land, net of relocation costs paid	—	(118,492)
Other non-cash charges and gains	(3,608)	(4,355)
Changes in operating assets and liabilities, net of effect of acquired businesses	(22,504)	(18,021)

Net cash provided by operating activities	82,341	89,339

Cash flows from investing activities:
Purchases of short-term investments	(281,962)	(145,088)
Proceeds from sales and maturities of short-term investments	139,185	47,375
Purchases, net of proceeds from sales, of property and equipment	(15,900)	(49,815)
Businesses and technology purchased, net of cash acquired	(21,980)	(14,688)
Proceeds from notes receivable of acquired businesses and other investments	—	354

Net cash used for investing activities	(180,657)	(161,862)

Cash flows from financing activities:
Proceeds from issuance of convertible notes, net of issuance costs paid	336,365	—
Purchase of convertible note hedges	(63,928)	—
Proceeds from issuance of warrants	34,535	—
Proceeds from issuance of common stock	16,317	12,303
Purchases of treasury stock and net share settlements	(101,095)	(35,734)
Repayment of debt assumed through business acquisitions	(564)	(1,860)
Contingent consideration payments related to businesses acquired	(10,594)	(15,123)
Excess tax benefit from stock-based compensation	9,789	7,024

Net cash provided by (used for) financing activities	220,825	(33,390)

Effect of foreign exchange rate changes on cash and cash equivalents	(1,460)	(999)

Increase (decrease) in cash and cash equivalents	121,049	(106,912)
Cash and cash equivalents at beginning of quarter	177,084	283,996

Cash and cash equivalents at end of quarter	$298,133	$177,084

Electronics For Imaging, Inc.

Revenue by Operating Segment and Geographic Area

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenue by Operating Segment
Industrial Inkjet	$101,855	$99,191	$379,170	$354,614
Productivity Software	34,668	33,639	130,743	118,409
Fiery	74,577	64,383	280,514	254,670

Total	$211,100	$197,213	$790,427	$727,693

Revenue by Geographic Area
Americas	$119,736	$115,321	$438,421	$412,127
EMEA	62,893	55,446	244,545	207,665
APAC	28,471	26,446	107,461	107,901
Japan	9,426	4,594	27,733	21,977
APAC, ex Japan	19,045	21,852	79,728	85,924

Total	$211,100	$197,213	$790,427	$727,693

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses, and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses and significant items that we believe are important to understanding financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our Board of Directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending on the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of amortization of acquisition-related intangibles, stock-based compensation expense, restructuring and other expenses, acquisition-related transaction expenses, costs to integrate such acquisitions into our business, changes in the fair value of contingent consideration, litigation settlement charges, non-cash interest expense related to our 0.75% convertible senior notes (“Notes”), imputed interest expense and depreciation, net of accrued sublease income and capitalized interest, related to the sale of our corporate headquarters facility and related land, and the tax effects of those adjustments. Effective in 2014, we use a constant non-GAAP tax rate of 19%, which we believe reflects the long term average tax rate based on our international structure and geographic distribution of revenue and profit.

These excluded items are described below:

¡	Intangible assets acquired to date are being amortized on a straight-line basis.

¡	Stock-based compensation expense recognized in accordance with ASC 718, Stock Compensation.

¡	Restructuring and other expenses consists of:

•	Restructuring charges incurred as we consolidate the number and size of our facilities and, as a result, reduce the size of our workforce.

•	Acquisition-related executive deferred compensation costs, which are dependent on the continuing employment of a former shareholder of an acquired company, were being amortized on a straight-line basis during 2013.

•	Expenses incurred to integrate businesses acquired during the periods reported.

¡	Acquisition-related transaction costs associated with businesses acquired during the periods reported and anticipated transactions.

¡	Changes in fair value of contingent consideration. Our management determined that we should analyze the total return provided by the investment when evaluating operating results of an acquired entity. The total return consists of operating profit generated from the acquired entity compared to the purchase price paid, including the final amounts paid for contingent consideration without considering any post-acquisition adjustments related to changes in the fair value of the contingent consideration. Because our management believes the final purchase price paid for the acquisition reflects the accounting value assigned to both contingent consideration and to the intangible assets, we exclude the GAAP impact of any adjustments to the fair value of acquisition-related contingent consideration from the operating results of an acquisition in subsequent periods. We believe this approach is useful in understanding the long-term return provided by our acquisitions and that investors benefit from a supplemental non-GAAP financial measure that excludes the impact of this adjustment.

¡	Non-cash interest expense on our Notes. Our Notes may be settled in cash on conversion. We are required to separately account for the liability (debt) and equity (conversion option) components of the Notes in a manner that reflects our non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize a debt discount equal to the fair value of the conversion option as interest expense on our $345 million of 0.75% convertible senior notes that were issued in a private placement in September 2014 over the term of the Notes.

¡	Imputed net expenses related to sale of building and land. On November 1, 2012, we sold the 294,000 square foot building located at 303 Velocity Way in Foster City, California, which at that time served as our corporate headquarters, along with approximately four acres of land and certain other assets related to the property, for $179.7 million. We used the facility until October 31, 2013, for which period rent was not required to be paid. This constituted a form of continuing involvement that prevented gain recognition until the fourth quarter of 2013. Until we vacated the building, the proceeds from the sale were recognized as deferred proceeds from property transaction on our Condensed Consolidated Balance Sheet. Imputed interest expense and depreciation, net of accrued sublease income and capitalized interest, was accrued during the year ended December 31, 2013, related to the deferred property transaction.

¡	Litigation settlements. In conjunction with our acquisition of Cretaprint, we assumed a contingent liability related to the alleged infringement of certain patents. Because the former owners of Cretaprint agreed to indemnify EFI against any potential liability in the event that Mr. Claramonte were to prevail in his action against Cretaprint, we accrued a contingent liability based on a reasonable estimate of the legal obligation that was probable as of the acquisition date and we accrued a contingent asset based on the portion of any liability for which the former Cretaprint owners would indemnify EFI. The net obligation accrued in the opening balance sheet on the acquisition date was EU 2.5 million (or approximately $3.3 million). The Spanish Court of Appeal reached a final determination on July 15, 2013, which resulted in EFI having no liability related to any potential infringement of the patent. Because this matter is no longer subject to appeal, we have reversed this liability by recognizing a credit against general and administrative expense during the three months ended September 30, 2013.

¡	Tax effect of non-GAAP adjustments

•	Effective in 2014, we are using a constant non-GAAP tax rate of 19%, which we believe reflects the long term average tax rate based on our international structure and geographic distribution of revenue and profit. The long-term average tax rate is calculated in accordance with the principles of ASC 740, Income Taxes, after excluding the tax effect of the non-GAAP items described above, to estimate the non-GAAP income tax provision in each jurisdiction in which we operate.

•	In addition to excluding the tax effect of the non-GAAP items described above, we have excluded the following from our non-GAAP net income for the three months and year ended December 31, 2013:

–	Tax charge of $19.4 million resulting from the establishment of a valuation allowance related to the realization of tax benefits from existing California deferred tax assets.

–	Tax charge of $0.3 million resulting from the filing of tax returns by foreign subsidiaries for periods prior to their acquisition by EFI.

–	Tax benefit of $3.2 and $0.2 million from the retroactive renewal of both the 2012 U.S. federal research and development tax credit and certain international tax provisions, respectively, on January 2, 2013. The tax benefit for these items had been previously recognized in our non-GAAP net income for the year ended December 31, 2012.

–	Interest expense accrued on prior year tax reserves of $0.1 and $0.3 million for the three months and year ended December 31, 2013, respectively, as well as other tax benefits of $0.3 million in 2013.

–	Recognition of previously unrecognized tax benefits from our non-GAAP net income of $3.0 and $6.2 million for the three months and year ended December 31, 2013 to facilitate comparability of our operating performance between the periods. These tax benefits primarily resulted from the release of previously unrecognized tax benefits resulting from the expiration of U.S. federal statutes of limitations.